Exhibit 10.09


                              EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 1st day of January 2001 by and between Advanced Business Sciences, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Michael P. May (hereinafter referred to as the "Executive"). This Agreement shall be effective as of January 1, 2001.

                                   WITNESSETH:

WHEREAS, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company, and Company expects that Executive's contribution will be substantial and meritorious; and

NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

  1. Employment. The Company agrees to employ the Executive, and the Executive agrees to accept such employment, all in accordance with the terms of this Agreement.

  2. Capacity and Duties. The Executive shall serve as Chairman of the Company. The Executive shall perform the duties assigned to him by the board of directors of the Company (the "Board") to the best of his ability in a diligent, trustworthy, businesslike, and efficient manner for the purposes of advancing the business of the Company and, to this end, will devote his full time and attention to the business of the Company. Executive also agrees that he shall not in his personal capacity take advantage of any business opportunities that arise during his employment that may benefit the Company and relate to the Company's ongoing business. Executive further agrees that all reasonable facts regarding such opportunities must be forwarded to the Board for consideration and approval. If the Executive is elected as a director of the Company or as a director of any of the Company's affiliates or subsidiaries, the Executive will fulfill his duties as such director without any additional compensation. With respect to the sale of any of the Company's Equity Securities by the Company (as that term is defined by Rule 3a-11-1 of the Securities and Exchange Act of 1934) Executive shall restrict his participation in such sales to those activities permitted by Rule 3a-4-1(a)(4)(ii) or (iii) of the Securities and Exchange Act of 1934.

  3. Term. The term of Executive's employment hereunder (the "Employment Period") shall commence on January 1, 2001 and continue on an indefinite basis, unless earlier terminated hereunder.

  4.   Compensation.

       (a) Salary. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive an annual salary of two hundred thousand dollars ($200,000) ("Salary") provided, however, that in the first three months of employment hereunder Executive's Salary shall be as follows:

            (i)  Month  One.  During   Executive's  first  month  of  employment
                 hereunder he shall receive $4,166 cash (less applicable withholding taxes and other normal deductions required by law) and a number of shares of the Company's common stock ("Shares") with a market value equal to $4,166. The number of shares to be provided pursuant to this Section 4(a)(ii) shall be determined by dividing 4,166 by the average daily closing bid price of such shares on the so-called OTC Bulletin Board or other nationally recognized exchange during the first full week immediately proceeding Executive's first month of employment hereunder. For example, if the average closing price during such week is $1.00, the Company will owe the Executive 4,166 Shares [4166/1.00=4166].

            (ii) Month Two and  Three.  During  each of  Executive's  second and third months of employment hereunder he shall receive $8,333 cash (less applicable withholding taxes and other normal deductions required by law) and a number of shares of the Company's common stock ("Shares") with a market value equal to $8,333. The number of Shares to be provided pursuant to this
                 Section 4(a)(i) shall be determined by dividing 8,333 by the average daily closing bid price of the Shares on the so-called OTC Bulletin Board or other nationally recognized exchange for the first full week immediately proceeding the end each applicable month of employment. For example, if the average closing price for such period is $1.00, the Company will owe the Executive 8,333 Shares [8,333/1.00=8,333].

       (b) Expenses. To the extent not otherwise paid for by the Company, the Company will reimburse the Executive for reasonable and necessary expenses incurred in promoting the Company's business, including expenses for travel and entertainment, such reimbursement to be made periodically upon presentation of appropriate receipts or other substantiation.

       (c) Plans. The Executive will be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time, to the extent that the Executive is eligible under the terms of those plans.

       (d) Taxes, Etc. All compensation payable to Executive hereunder is stated in gross amount and shall be subject to all applicable withholding taxes and other normal payroll deductions and any other amounts required by law to be withheld.

       (e) Bonuses. Executive and the Board shall agree, on an annual basis, to a bonus plan under which Executive may earn certain bonuses up to one hundred percent (100%) of his annual salary. Such plan shall be tied to goals mutually established by the Board and the Executive.

  5.   Stock Incentives.

       (a) Subject to approval by the Company's stockholders of the Company's 2001 Omnibus Equity Incentive Plan (the "Plan"), the Board or its Compensation Committee, the Company hereby grants to the Executive options to purchase in the aggregate 5,000,000 shares of the Company's common stock (the "Options") The Options will be subject to the terms and conditions applicable to options granted under the Plan, as described in the Plan and the applicable notice of grant of stock option and stock option agreement and will be subject to the vesting requirements set forth in this Section 5. The exercise price of each of these Options shall be a sum equal to eighty-five percent (85%) of the average daily closing date of the Company's common stock on the so-called OTC Bulletin Board or other nationally recognized exchange for the first full week immediately preceding the date on which the Options are granted pursuant to this Section 5 (the "Exercise Price"). The Options shall vest and become exercisable with respect to the first 208,334 shares subject thereto when the Executive completes one month of continuous service from January 1, 2001 and with respect to an additional 208,334 shares subject thereto when Executive completes each month of continuous service thereafter.

       (b) The vesting of Options shall accelerate upon the occurrence of any of the following events:

            (i) The Options shall vest and become exercisable with respect to up to 4,500,000 of the shares subject thereto as follows: (A) 1,500,000 of the shares subject to the Options shall vest and become exercisable when the average closing price of the Company's shares on the so-called OTC Bulletin Board or other nationally recognized exchange exceeds one dollar ($1.00) per share for five (5) consecutive trading days; (B) 1,500,000 of the shares subject to the Options shall vest and become exercisable when the average closing price of the Company's shares on the so-called OTC Bulletin Board or other nationally recognized exchange exceeds one dollar and fifty cents ($1.50) per share for five (5) consecutive trading days and; (C) 1,500,000 of the shares subject to the Options shall vest and become exercisable when the average closing price of the Company's shares of common stock on the so-called OTC Bulletin Board or other nationally recognized exchange exceeds two dollars ($2.00) per share for five (5) consecutive trading days provided that no Options shall vest pursuant to this Section 5(b)(i) if the average closing price is a result of a reverse stock split or similar corporate restructuring. Executive hereby acknowledges and agrees that no options will vest pursuant to this Section 5(b)(i) if such events occur after the termination of his employment hereunder, for any reason or without reason.

            (ii) The Options shall vest and become  exercisable  with respect to an additional 1,500,000 of the shares subject thereto in each case when there is an incremental Net Increase in the Company's Consolidated Working Capital in an amount equal to $1,000,000.The Executive acknowledges and agrees that no Options will vest pursuant to this Section 5(b)(ii) if his employment hereunder is terminated prior to any applicable Net Increase. For the purposes of this paragraph, the following definitions apply:

                 (A) "Company's Consolidated Working Capital" means any date the amount by which Consolidated Current Assets exceeds Consolidated Current Liabilities as of such date as determined by the Company's independent auditor.

                 (B)  "Consolidated  Current  Assets"  means  at  any  date  the
                      consolidated   current  assets  of  the  Company  and  its
                      consolidated subsidiaries determined as of such date.

                 (C) "Consolidated Current Liabilities" means at any date (1) the consolidated current liabilities of the company and its consolidated subsidiaries plus (ii) the current liabilities of any person (other than the Company or a consolidated subsidiary) which are guaranteed by the Company or a consolidated subsidiary, all determined as of such date.

                 (D) "Net Increase" means at any date the amount of the Company's Consolidated Working Capital shall be in excess of the Company's Consolidated Working Capital as of January 1, 2001

       (c) The obligations of the Corporation under Section 5(a) and (b) shall terminate upon the earlier of (i) the vesting in the aggregate of 5,000,000 Options, or (ii) the termination of Executive's Employment hereunder, for any reason or without reason. In the event of Executive's termination of Employment, all options that have not vested shall expire immediately.

       (d) Company hereby agrees that in addition to the amounts to be paid to Executive hereunder, the Company will pay the Executive a gross amount equal to the highest state and federal income tax rates multiplied by ordinary income recognized by Executive due to his exercise of the Options granted under this section 5 (the "Tax Expense"). The Tax Expense payable under this section 5, if any, shall be subject to all applicable withholding taxes and other normal payroll deductions and any other amounts required by law to be withheld and shall be paid on an annual basis on or before April 1 of each year. The Executive hereby acknowledges and agrees that the Company shall not have any obligation to pay any Tax Expense pursuant to this Section 5(d) if the Options (or the shares of the Company's common stock received upon their exercise) are registered pursuant to Section 5(e) below prior to the date such Options are exercised by Executive.

       (e) The Company shall use its best efforts to register the shares of the Company's common stock underlying the Options issued to Executive upon the request of the Executive. The term "register" for the purposes of this Section 5(e) refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of effectiveness of such registration statement.

       (f) Notwithstanding any provision to the contrary contained herein, Executive acknowledges and agrees that by signing this Agreement he agrees not to sell any of the Company's Equity Securities (whether acquired pursuant to this agreement or otherwise) at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit such sale. Executive further acknowledges and agrees that this restriction will apply, to any position that he may now, or in the future hold with the Company, whether as an employee, consultant or director of the Company or any subsidiary of the Company.

  6. Termination by Company. The Company shall have the right to terminate Executive's employment hereunder at any time for any reason or for no reason at all upon thirty (30) days written notice to Executive.

  7. Termination By Executive. Executive has the right to terminate his employment under this Agreement for any reason or without reason upon thirty (30) days prior written notice to the Company.

  8. Board of Directors and Resignation. Throughout the Employment Period, the Company may from time to time cause Executive to be elected to the Board and/or the board of directors of the Company's affiliates or subsidiaries. Upon the termination of Executive's employment with the Company for any reason, Executive shall be deemed to have automatically resigned from any position he may hold with the Company, including any offices or board memberships with the Company and/or its affiliates or subsidiaries. Such resignation shall be deemed effective immediately without the requirement that a written resignation be delivered. The Executive shall execute any agreements to further effectuate such resignations that are reasonably requested by the Company.

  9. Compensation After Termination. If Executive is terminated by the Company or Executive voluntarily terminates his employment, he shall not be entitled to any compensation following his date of termination.

  10. Confidential Information. The Executive acknowledges that he has had and will have access to certain information related to the business, operations, future plan and customers of the Company, the disclosure or use of which could cause the Company substantial losses and damages. Accordingly, during the term of this Agreement and thereafter, Executive shall keep secret and retain in the strictest confidence, and shall not, without the prior written consent of the Board, furnish, make available, or disclose to any third party or use for the benefit of himself or for the benefit of any third party, any Confidential Information. "Confidential Information" shall mean any information relating to the business or affairs of the Company, including, but not limited to, information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins, computer programs and software (including object code and source code), past, current,  and  planned  research  and  development,  market  studies  and business plans, all inventions and ideas (whether patentable or unpatentable and whether or not reduced to practice), trademarks and service marks, corporate logos, or other proprietary information used by the Company in connection with its business operations; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on part of the Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

  11. Inventions. Each Invention shall belong exclusively to the Company. The Executive acknowledges that all of the Inventions are works made for hire and the property of the Company, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Company all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Inventions. The term "Invention" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Company, that is based upon or uses Confidential Information. Furthermore, the Executive covenants that he will promptly:

       (a)  disclose to the Company in writing any Invention;

       (b) assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of the Executive's right to the Invention for the United States and all foreign jurisdictions;

       (c) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Invention in the United States and any foreign jurisdictions;

       (d)  sign all other papers necessary to carry out the above  obligations;
            and

       (e) give testimony and render any other assistance in support of the Company's rights to any Invention.

  12. Return of Company Materials Upon Termination. Executive acknowledges that all price lists, manuals, catalogs, binders, customer lists and other customer information, supplier lists, financial information, and other records or documents containing Confidential Information prepared by Executive or coming into Executive's possession by virtue of Executive's employment by the Company is and shall remain the property of the Company upon termination of Executive's employment hereunder. Executive shall return immediately to the Company all such items in his possession together with all copies thereof.

  13. Right to Injunctive Relief. The Executive agrees and acknowledges that a violation of the covenants contained in Sections 8, 10, 11 and 12 of this Agreement will cause irreparable damage to the Company, and that it is and will be impossible to estimate or determine the damage that will be suffered by the Company in the event of a breach by the Executive of any such covenant. Therefore, the Executive further agrees that in the event of any violation or threatened violation of such covenants, the Company shall be entitled as a matter of course to an injunction out of any court of competent jurisdiction restraining such violation or threatened violation by the Executive, such right to an injunction to be cumulative and in addition to whatever other remedies the Company may have.

  14. Representation by the Executive. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not now subject to any covenant against competition or similar covenant which would affect the performance of his duties hereunder.

  15. Assignment. This Agreement is personal and shall in no way be subject to assignment by the Executive or the Company without the permission of the other provided, however, that the Company shall have the right to assign all or any part of its rights or obligations under this Agreement to (i) any affiliate or subsidiary of the Company, or (ii) the purchaser of all or substantially all of the assets of the Company.

  16. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

  17. Notices. All notices and communications required or permitted to be given hereunder shall be given by delivering the same in hand or by mailing the same by certified or registered mail, return receipt requested, postage prepaid, as follows:

       If sent to the Company, to:       Advanced Business Sciences, Inc.
                                         Attn:  John Gaukel
                                         3345 North 107th Street
                                         Omaha, Nebraska 68134
                                         Facsimile No.: (402) 498-8812

       with copy to:                     Virgil K. Johnson, Esq.
                                         Erickson & Sederstrom, P.C.
                                         10330 Regency Parkway Drive
                                         Omaha, NE  68114
                                         Facsimile No.: (402) 390-7137

       If to the Executive:              Michael P. May
                                         7622 Fairway Drive
                                         Omaha, NE  68152

       or such other address as either party shall have furnished to the other by like notice. Notices shall be effective as of the date of such delivery or mailing.

  18. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties in relation to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement. This Agreement supersedes all previous understandings, agreements and representations between the Company and the Executive regarding the Executive's employment by the Company, written or oral.

  19. Governing Law; Jurisdiction. This Agreement shall be construed under and be governed in all respects by the internal laws, and not the laws pertaining to choice or conflicts of law, of the State of Nebraska. Any actions or proceedings seeking to enforce any provision of this Agreement shall be brought only in the federal or state courts situated in Douglas County, Nebraska and each of the Parties hereby consents to the exclusive jurisdiction of such courts and waives any objection to venue or personal jurisdiction.

  20. Waiver; Amendment. No waiver in any instance by any party of any provision of this Agreement shall be deemed a waiver by such party of such provision in any other instance or a waiver of any other provision hereunder in any instance. This Agreement cannot be modified except in writing signed by the party to be charged.

  21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same Agreement.

  22. Headings. Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

  23. Survival. Sections 8, 10, 11, 12, 13 and 14 shall survive and continue in full force and effect in accordance with their terms and conditions notwithstanding any termination of the Executive's employment hereunder.

IN WITNESS WHEREOF, Company has caused its duly authorized officers to execute this Agreement, and Executive has executed this Agreement as of the day and year first above written.

                                             Advanced Business Sciences, Inc.,


                                             /s/ John Gaukel
                                             -----------------------------------
                                             John Gaukel, President

                                             EXECUTIVE:

                                             /s/ Michael P. May
                                             -----------------------------------
                                             Michael P. May